UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, Utah 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2016, Amedica Corporation (the “Company” or “Amedica”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell (i) 3,608,000 Class A Units, each consisting of one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and one Series E Warrant to purchase one share of Common Stock at an exercise price of $1.00 per share, at a public offering price of $1.00 per unit and (ii) 7,392 Class B Units, each consisting of one share of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), and one Series E Warrant to purchase a number of shares of Common Stock equal to $1,000 divided by $1.00 at an exercise price of $1.00 per share, at a public offering price of $1,000 per unit (the “Offering”). Each share of Series A Preferred Stock is convertible into 1,000 shares of common stock. Under the terms of the Underwriting Agreement, we have granted the underwriter a 45-day option to purchase up to a number of additional shares of common stock equal to 15% of the shares (including shares of common stock underlying the Series A Preferred Stock) sold in the offering and/or up to a number of additional Series E Warrants equal to 15% of the Series E Warrants sold in the offering at the public offering price per share of common stock of $0.99 and the public offering price per Series E Warrant of $0.01, in each case less the underwriting discounts and commission, solely to cover over-allotments, if any. Amedica expects to receive approximately $9.9 million in net proceeds from the Offering (excluding the underwriters’ option), after deducting underwriting discounts and commissions and estimated offering expenses. The shares of common stock, shares of preferred stock and Series E warrants are being offered and sold pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-211520), which was declared effective by the Securities Exchange Commission (the “SEC”) on July 1, 2016. The Offering is expected to close on or about July 8, 2016, subject to satisfaction of customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and which is incorporated by herein by reference.

Item 8.01 Other Events.

In connection with the Offering, Amedica issued a press release announcing that it had priced the Offering, which press release is furnished herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 filed on July 1, 2016 (File Number 333-211520))

99.1**	Press Release dated July 5, 2016.

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date:	July 5, 2016	By:	/s/ Ty Lombardi
Ty Lombardi
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 filed on July 1, 2016 (File Number 333-211520))

99.1**	Press Release dated July 5, 2016.

** Furnished herewith